16.1

Letter on Change in Certifying Accountant

                                     ABBATE+MEGALE
                        Certified Public Accountants, LLP

                 827 Wantagh Avenue, Suite 1, Wantagh, NY 11793
(516) 796-0900                                              Fax (516) 796-7114


  March 30. 2004

  Securities and Exchange  Commission
  Washington, D.C. 20549

  Re: Sign Media Systems, Inc.

  We have reviewed Sign Media Systems, Inc. letter to us dated March 23, 2004 regarding the circumstances of their discharge of us as their independent accountants, a copy of which is attached hereto.

  We agree with Sign Media Systems, Inc.'s statement of the facts surrounding their discharge of us as their independent accountants.

  Sincerely.


 Kenneth DeMarinis, C.P.A.
 Abbate & Megale
 Certified Public Accountants, LLP

          Sign Media Systems, Inc.


  March   23, 2004



  Abbate + Megale
  Certified Public Accountants
  827 Wantagh Avenue. Suite 1
  Wantagh, NY 11793
  Via Fax: 516-796-7114

  Re: Filing Form 10 S-B

  Gentlemen

 We are preparing to file Form 10 S-B pursuant to Section 12(g) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission ("SEC""). Item 304 of Regulation S-B promulgated by the SEC requires that we explain the circumstances surrounding our replacing you as our independent auditors with our new independent auditors, Bagell, Josephs & Company, LLC. What follows is the exact wording we are using in our Form 10 S-B to describe the facts surrounding the change in accountants.


        ITEM 3.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
        ACCOUNTING AND FINANCIAL DISCLOSURE


        In May of 2002, we retained the accounting firm of Abbate & Megale Certified Public Accountants, LLP ("Abbate & Megale} of 827 Wantagh Avenue, Suite I, Wantagh, NY 11793 to act as our independent auditors. Abbate & Megale audited our financial statements for the period January 28, 2002 (inception), through December 31, 2002, and issued their independent auditors' report on those statements for that period (the "Abbate & Megale Report"). On October 15, 2003, our Board of Directors voted to discharge Abbate & Magale. The reason for their discharge was that the Board of Directors determined it to be in our best interest to retain an independent accounting firm that had public accounting experience and that regularly practiced before the Securities and Exchange Commission ("SEC"). Our Board of Directors determined that Abbate & Megale did not have public accounting experience and did not regularly appear before the SEC and discharged them for that reason and for no other reason.


        The Abbate & Magale Report contained no adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended to our Board of Directors by management and was approved by our Board of Directors. There were no disagreements with Abbate & Megale on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Sign Media Systems, Inc.